                                                                     EXHIBIT 2.3


               AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
               -------------------------------------------------


     THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is entered into as of June 29, 1998 by and between EPL Pro-Long, Inc., a California corporation ("EPL") and Prolong International Corporation, a Nevada corporation ("PIC").


                                  BACKGROUND


     EPL and PIC entered into an Agreement and Plan of Reorganization on February 5, 1998 (the "Agreement") whereby PIC will acquire substantially all of the assets and assume certain of the liabilities of EPL in exchange for shares of PIC common stock. One of the conditions to both parties' obligations to close the transaction contemplated by the Agreement is that such closing takes place by June 30, 1998. EPL and PIC mutually desire to extend the expiration date of such condition to December 31, 1998.


                                   AGREEMENT


     NOW THEREFORE, in consideration of the foregoing, EPL hereby agrees with PIC to amend the Agreement as follows:


     1. Sections 9.9 and 10.4, respectively, shall be amended to read as follows:


          "Closing. The Closing of the transaction contemplated by this
           -------
Agreement shall have taken place on or before December 31, 1998."


     2. This Amendment may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first hereinabove written.


EPL PRO-LONG, INC.                             PROLONG INTERNATIONAL CORPORATION


/s/ Michael R. Davis                           /s/ Elton Alderman
------------------------------                 ---------------------------------
Michael R. Davis, President                    George Elton Alderman, President